Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations about the transaction with Oxford Biomedica described herein, including anticipated benefits, anticipated payments, future business and market opportunities, anticipated growth resulting from the transaction and the anticipated timing of the closing of the transaction; the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; our beliefs regarding our manufacturing capabilities; our position as a leader in the development of genetic medicines; the sufficiency of our cash and cash equivalents to fund our operations; our competitive position, business strategy, prospective products, timing, design, results and likelihood of success of studies and/or clinical trials, including the Phase 1/2 pheNIX trial, the Phase 1 pheEDIT trial, the Phase 1 juMPStart trial, and IND-enabling studies and/or planned clinical studies for MLD and PNH, timing for regulatory feedback, the potential of our gene therapy and gene editing platforms, including our new GTx-mAb platform, plans and objectives of management for future operations, manufacturing facility capabilities, the market opportunity for our product candidates, and the potential future uses and effects of our product candidates. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we may not realize the anticipated benefits of the collaboration with Oxford Biomedica; the transaction may not close in the timeframe expected or at all; the fact that we have incurred significant losses since inception and expect to incur losses for the foreseeable future; our need for additional funding, which may not be available; raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or drug candidates; our limited operating history; failure to use our novel genetic medicines platform to identify additional product candidates and develop marketable products; adverse public perception of genetic medicine, and gene editing in particular, may negatively impact regulatory approval of, or demand for, our potential products; the early stage of our development efforts with all programs in the research or preclinical stage; our failure or the failure of our collaborators to successfully develop and commercialize drug candidates; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time-consuming and inherently unpredictable; delays or difficulties in the enrollment of patients in clinical trials; our product candidates may cause serious adverse events, side effects, toxicities or have other properties that may delay or prevent their regulatory approval; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; inability to maintain any of our collaborations, or the failure of these collaborations; our reliance on third parties to conduct our preclinical studies and manufacture our drug candidates; our inability to obtain required regulatory approvals; the fact that a Fast Track or Breakthrough Therapy designation by the FDA for our drug candidates may not actually lead to a faster development or regulatory review or approval process; the inability to obtain orphan drug exclusivity for drug candidates; failure to obtain marketing approval in international jurisdictions; failure to obtain U.S. marketing approval; ongoing regulatory obligations, continued regulatory review and any post-marketing restrictions or withdrawals from the market; effects of recently enacted and future legislation; failure to comply with environmental, health and safety laws and regulations; failure to achieve market acceptance by physicians, patients, or third-party payors; failure to establish sales, marketing and distribution capabilities on our own or in collaboration with third parties with such capabilities; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to retain key personnel and attract, retain and motivate qualified personnel; difficulties in managing our growth; the possibility of system failures or security breaches; failure to obtain and maintain patent protection for or otherwise protect our technology and products; effects of patent or other intellectual property lawsuits; the price of our common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company; the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies, ongoing and planned clinical trials and ability to access capital; and any securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. This presentation also includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data. The industry in which we operate is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. 2 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Homology Medicines and Oxford Biomedica (OXB) to Form New AAV Manufacturing Company – Oxford Biomedica Solutions* OXB to pay Homology $130M upfront and invest Homology to own 20% and $50M in Oxford Biomedica Solutions OXB to own 80% Oxford Biomedica Solutions to incorporate Homology’s AAV manufacturing capabilities Tim Kelly to serve as Chief Executive Officer and team and Board Chair Oxford Biomedica Solutions has the potential to accelerate the mission to improve patients’ lives worldwide *Subject to the satisfaction of certain closing conditions including the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 5 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Homology's Process Development & Manufacturing Platform, Team and GMP Facility to Form Basis of Oxford Biomedica Solutions

Tim Kelly as
Chief Executive Officer and Board Chair

'Plug and Play' Manufacturing Process and Platform

- Allows for rapid new construct execution and scale-up
- Created significant efficiencies and speed for Homology pipeline
- Met CMC requirements for 3 cleared Homology INDs
- Extensive know-how, and platform protected by 4 patent families
- Platform delivers very high-quality product, which is critical for the industry

125 AAV Manufacturing Experts

- Full scope of all CMC functions
  - Upstream/downstream process development
  - Analytical development
  - Manufacturing ops
  - Quality assurance & control
- Breadth of analytical testing & characterization leads to high product quality
- Preclinical, clinical and commercial scale experience

State-of-the-Art GMP Facility

- 25,000 square feet of GMP space
- 3x500-liter bioreactors
- Producing GMP vector since 2019 with 100% success rate
- First to successfully scale HEK293 AAV to 2,000 liters
- Additional 23,000 square feet of space being built out to support new business

9 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

HOMOLOGY Medicines, Inc.

Oxford Biomedica Solutions – ‘Everything for AAV’ Continue our Successful Culture & Execution • Rapid decision-making, data-driven, “one team,” highly collaborative • High energy & continuous focus on platform innovation & development • Delivery focused model à On-time and 100% success • Committed to deliver cures for genetic diseases for patients • Continue leading the industry in productivity & product quality    10 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Phase 2 Part: Plans to Report Initial Data Mid-2022 HMI-102 one-time, in vivo • Phase 2 dose expansion gene therapy candidate for • 14 clinical sites with more expected shortly adults with PKU • Positive Phase 1 dose-escalation data Designed to restore natural biochemical pathway with durability • Upcoming presentation at ACMG (Mar.) on patient-centric trial in adults adaptations for COVID-19 13 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Phase 1                Trial: First Nuclease-Free Gene Editing Study for PKU Goal to Move to Pediatric Patients to Address Rapidly Dividing Livers HMI-103 one-time, in vivo, nuclease-free gene editing • Dose-escalation trial ongoing in adults with PKU candidate for pediatric PKU • Trial update planned for EOY 2022 • Utilizes AAVHSC15, same vector as HMI-102 Designed to integrate functional PAH gene into genome using natural DNA • Encouraging preclinical data repair process of homologous recombination (HR) 14 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Trial Phase 1, open-label, sequential dose-escalation, first-in-human trial w 3 sequential dose cohorts; 3 adult patients with classical PKU per cohort w 21-day stagger between patient dosing w 82-day screening and run-in period Evaluating safety and efficacy of a one-time intravenous (I.V.) dose of HMI-103 15 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Phase 1 Trial: Differentiated Strategy to Evaluate Systemic Gene Therapy Candidate for MPS II HMI-203 one-time, in vivo • Dose-escalation trial ongoing focused on unmet need in ERT-treated adults gene therapy candidate for Hunter syndrome • Trial update planned for EOY 2022 • Encouraging preclinical data in MPS II murine model Designed to deliver functional copies • Upcoming presentations at WORLDSymposium™ (Feb.) of IDS gene to peripheral organs and CNS 16 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

Trial Phase 1, open-label, sequential dose-escalation, first-in-human trial w 3 sequential dose cohorts; 3 adult patients with Hunter syndrome currently being treated with ERT per cohort w 21-day stagger between patient dosing w 47-day run-in period Evaluating safety and efficacy of a single dose of HMI-203 including potential to discontinue ERT ERT = Enzyme replacement therapy 17 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

HMI-104 GTx-mAb Development Candidate for PNH Could Overcome Burdens of Current Anti-C5 Therapeutics • IND-enabling studies underway HMI-104 one-time, in vivo • Single I.V. dose in murine model showed: GTx-mAb development • Expression of full-length antibodies consistent with anti-C5 candidate for PNH therapeutic levels • Sustained, robust IgG expression Designed to express consistent • In vivo, vector-expressed C5mAb had potent functional full-length antibody in the liver activity using ex vivo assay against C5 and reduce peaks and troughs inherent with repeated • Potential to expand HMI-104 into additional dosing of antibodies complement-mediated indications and apply GTx-mAb to other targets and into larger therapeutic areas PNH = Paroxysmal nocturnal hemoglobinuria ASGCT 2021. Sharma, et al. 18 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

2022 Anticipated Milestones: Progress Three Clinical Programs and Pipeline PKU • Phase 2 dose expansion gene therapy trial for adults with PKU Gene Therapy • Initial clinical data from Phase 2 anticipated by mid-2022 HMI-102 PKU Gene Editing • Phase 1 dose-escalation trial in PKU HMI-103 MPS II Gene Therapy • Phase 1 dose-escalation trial in MPS II HMI-203 MLD Gene Therapy • Optimizing HMI-202 vector for MLD HMI-202 PNH GTx-mAb • IND-enabling studies with HMI-104 for PNH HMI-104 19 © Copyright 2022 Homology Medicines, Inc. All rights reserved.

© Copyright 2022 Homology Medicines, Inc. All rights reserved.